ARTICLES OF AMENDMENT

                  ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.

          AllianceBernstein Municipal Income Fund, Inc., a Maryland corporation having its principal office in Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by changing the designation of two of the Corporation's Portfolios to the designation listed below:

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             Designation                         New Designation
     ---------------------------------------------------------------

     ---------------------------------------------------------------
     Insured National Portfolio              National Portfolio II
     ---------------------------------------------------------------
     Insured California Portfolio            California Portfolio II
     ---------------------------------------------------------------

          SECOND: The amendment to the charter of the Corporation as herein set forth was approved by a majority of the entire Board of Directors of the Corporation. The charter amendment is limited to changes expressly permitted by
Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation. The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

          THIRD: This amendment to the charter of the Corporation will be
          ---------------------------------------------------------------
effective on December 1, 2008, as permitted by Section 2-610.1 of the Maryland
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General Corporation Law.
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          IN WITNESS WHEREOF, AllianceBernstein Municipal Income Fund, Inc. has
caused these Articles of Amendment to be executed in its name and on its behalf by Robert M. Keith, President of the Corporation, and witnessed by Stephen J. Laffey, the Assistant Secretary of the Corporation, this 28th day of November, 2008. The undersigned President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

                                   ALLIANCEBERNSTEIN MUNICIPAL INCOME FUND, INC.


                                   By: /s/ Robert M. Keith
                                       -----------------------------------------
                                           Robert M. Keith
                                           President

WITNESS:

/s/ Stephen J. Laffey
-----------------------------
    Stephen J. Laffey
    Assistant Secretary

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